EXHIBIT 10.6.8

PAR PHARMACEUTICAL COMPANIES, INC.

TERMS OF STOCK OPTION

(Effective for 2009 Awards)

This document sets forth the terms of an Option (as defined in Section 1 below) to purchase shares of common stock granted by PAR PHARMACEUTICAL COMPAMIES, INC. (the “Company”) pursuant to a Certificate of Stock Option Grant (the “Certificate”) displayed at the website of Smith Barney Benefits Access®.  The Certificate, which specifies the person to whom the Option is granted (the “Optionee”) and other specific details of the grant, and the electronic acceptance of the Certificate at the website of Smith Barney, are incorporated herein by reference.

WHEREAS, the Board of Directors (the “Board”) of the Company has authorized and approved the Par Pharmaceutical Companies, Inc. 2004 Performance Equity Plan (the “Plan”), which has been approved by the stockholders of the Company;

WHEREAS, the Plan, in part, provides for the grant of Options to certain employees of the Company and any Subsidiary of the Company;

WHEREAS, pursuant to the Plan, the Committee has approved an award to the Optionee designated in the Certificate of an option to purchase common stock of the Company on the terms and subject to the conditions set forth in the Plan and these Terms of Stock Option.  Capitalized terms used but not defined in these Terms or the Certificate shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions herein contained, the parties hereto agree as follows:

1.

Grant of Options.  Subject to the terms and conditions hereinafter set forth and set forth in the Plan, the Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary, or any other compensation for services, the right and option (the “Option”) to purchase all or any part of an aggregate number of shares of Common Stock (the “Option Shares”) specified on the Certificate on the terms and conditions set forth herein and therein.

2.

Nonqualified Option; Withholding Tax.  This Option shall not be deemed an “Incentive Stock Option” under the Internal Revenue Code (“Code”).  The Company shall be entitled, if the Compensation and Management Development Committee of the Board of Directors of the Company (the “Committee”) deems it necessary or desirable, to withhold (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company in connection with the issuance of the Option Shares.

3.

Grant Price.  The grant price of each Option Share shall be the grant price specified on the Certificate.

4.

Exercise Period.

4.1

Grant Expiration Date; Vesting.  The Option shall be exercisable during the period (the “Exercise Period”) commencing on the Grant Date specified on the Certificate and terminating at the close of business on the date (the “Grant Expiration Date”) specified on the Certificate.  All rights to exercise the Option shall terminate on the Grant Expiration Date.  Subject to this Section 4 and Section 5 hereof, this Option shall be exercisable in accordance with the vesting schedule specified on the Certificate.

4.2

Effect of Termination of Employment.

4.2.1

Termination Upon Death or Disability.  Upon the termination of the Optionee's employment by reason of the death or disability (for purposes of the Plan) of the Optionee prior to the date that the Option becomes fully vested and exercisable in accordance with the vesting schedule specified on the Certificate, the Optionee shall be deemed vested as of the date of such termination in that percentage of the Option Shares which the Optionee would have become vested in if the Optionee had remained employed through the next anniversary of the Date of Grant that first occurs on or after the date of such termination and the Option shall be exercisable with respect to such Option Shares.  Further, upon the termination of the Optionee's employment by reason of the death or disability of the Optionee at any time during the Exercise Period, this Option or any unexercised portion thereof, which was otherwise exercisable on the date of such termination (including such portion of the Option Shares that may become exercisable as a result of the preceding sentence), shall terminate unless such Option, to the extent exercisable on such date, is exercised by the Optionee or the executor or administrator of his estate, as the case may be, within one year after the date of such termination of his employment.  However, should the death of the Optionee occur during the one-year period following the termination of the employment of the Optionee by reason of his disability, the Option, to the extent exercisable on the date of termination of employment, may be exercised by the executor or administrator of the Optionee's estate within one year following such death.  The determination of whether the Optionee has terminated employment due to disability shall be made in the good faith judgment of the Committee.  A transfer of the Option by the Optionee by will or by laws of descent and distribution shall not be effective to bind the Company unless the Company shall have been furnished with written notice thereof and such other evidence as the Company may deem necessary or desirable to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.  Notwithstanding anything herein to the contrary, in no event shall the Option be exercisable after the Grant Expiration Date.

4.2.2

Termination by Reason of Retirement.  Should the employment of the Optionee terminate during the term of the Option by reason of retirement by the Optionee on or after age 65, or with the approval of the Committee, from active employment with the Company or any subsidiary prior to age 65 (“Retirement”), this Option or any unexercised portion thereof which was otherwise exercisable on the date of such termination, shall terminate within thirty (30) days of the date of such termination unless the Committee, at or before the time of such Retirement, shall determine that the Option shall remain exercisable by the Optionee for a period of one year following the effective date of such termination of employment; provided, however, that if the Optionee dies within such one-year period, the Option may be exercised by the executor or administrator of the Optionee's estate within one year following such death.  Notwithstanding anything herein to the contrary, in no event shall the Option be exercisable after the Grant Expiration Date.

4.2.3

Termination by Reason of Resignation.  Should the employment of the Optionee terminate during the term of the Option by reason of resignation by the Optionee (for any reason other than Retirement), this Option or any unexercised portion thereof which was otherwise exercisable on the date of such resignation, shall terminate unless such Option, to the extent exercisable on the date of such resignation, is exercised within thirty (30) days of the date on which the Optionee resigns.  Notwithstanding anything herein to the contrary, in no event shall the Option be exercisable after the Grant Expiration Date.

4.2.4

Termination For Cause.  If the Optionee's employment is terminated “for cause,” this Option or any unexercised portion thereof shall terminate and be of no further force and effect from the date of termination.  Termination “for cause” as used herein means the termination of Optionee's employment by the Company (or, if applicable, any subsidiary thereof), “for cause” as defined in any agreement between the Company (or any such subsidiary) and the Optionee or, in the event no such agreement exists, based upon objective factors determined in good faith by the Company.

4.2.5

Termination Without Cause.  If the employment of the Optionee with the Company or any of its subsidiaries is terminated (for any reason other than death, disability, Retirement, resignation or discharge “for cause”), this Option or any unexercised portion thereof which was otherwise exercisable on the date of such termination, shall terminate unless such Option, to the extent exercisable on the date of such termination, is exercised within ninety (90) days of the date on which he ceases to be an employee.  Notwithstanding anything herein to the contrary, in no event shall the Option be exercisable after the Grant Expiration Date.

4.2.6

Change of Control.  Upon a “Change of Control” of the Company, the Optionee's right to exercise the Option shall be immediately vested and accelerated in full and the Optionee may, during the  Exercise Period, exercise the Option for the remaining unexercised portion of the Option (notwithstanding that such portion of the Option had not yet otherwise become fully exercisable under Section 4.1 with respect to all or part of the Option Shares at the date of such Change of Control); provided, however, that nothing herein contained shall extend the Grant Expiration Date.

4.2.7

Sale of Company.  Upon a Sale (as defined below), the Board of Directors or the Committee may elect either (i) to continue the Option without any payment or (ii) to cause to be paid to the Optionee, upon consummation of the Sale, a payment equal to the excess, if any, of the Sale Consideration receivable by the holders of shares of Common Stock in such a Sale (the “Sale Consideration”) over the purchase price for this Option for each share of Common Stock the Optionee shall then be entitled to acquire hereunder. If the Board of Directors of the Company elect to continue the Option, then the Company shall cause effective provisions to be made so that the Optionee shall have the right, by exercising this Option prior to the Grant Expiration Date, to purchase the kind and amount of shares of stock and other securities and property receivable upon such a Sale by a holder of the number of shares of Common Stock which might have been purchased upon exercise of the Option immediately prior to the Sale.  The value of the Sale Consideration receivable by the holder of a share of Common Stock, if it shall be other than cash, shall be determined, in good faith, by the Board of Directors of the Company.  Upon payment to the Optionee of the Sale Consideration, the Optionee shall have no further rights in connection with the Option granted hereunder, this Option shall be terminated and surrendered for cancellation and the Option shall be null and void.  For the purposes hereof, a “Sale” shall occur, in any single transaction or series of related transactions, upon the consummation of the events set forth under subsection (c) of the definition of a “Change of Control” in Section 2.8 of the Plan.

5.

Forfeiture Provisions Following a Termination of Employment.

(a)

Covenants.  As a condition for participation in this Plan, the Optionee shall agree and covenant as follows:

(i)

at any time during the Optionee’s employment with the Company or any subsidiary and for a period of twenty-four (24) months following the Optionee’s termination of employment, the Optionee shall not, directly or indirectly, either (A) personally or (B) as an employee, agent, partner, stockholder, officer or director of, consultant to, or otherwise of any entity or person engaged in any business in which the Company or any of its subsidiaries is engaged, or is actively proposing to engage at the time of such termination of employment, engages in conduct that breaches the Optionee’s duty of loyalty to the Company or any of its subsidiaries or that is in material competition with the Company or any of its subsidiaries or is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise, which conduct shall include, but not be limited to:  (1) disclosing or using any confidential information pertaining to the Company or any of its subsidiaries; (2) any attempt, directly or indirectly, to induce any employee of the Company or any of its subsidiaries to be employed or perform services elsewhere; or (3) any attempt, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any or its subsidiaries; or (4) disparaging the Company or any of its subsidiaries or any of their respective officers or directors.  The determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section shall be made by the Committee, in its discretion, and shall be final and binding upon the Optionee.  A determination that any particular conduct, action or failure falls outside the scope of activities contemplated by this Section shall not imply that, or be determinative of whether, such conduct, action or failure is otherwise lawful or appropriate.  For purposes of this Section, the Optionee shall not be deemed to be a stockholder of a competing entity if the Optionee’s record and beneficial ownership of equity securities of said entity amount to not more than one percent (1%) of the outstanding equity securities of any company subject to the periodic and other reporting requirements of the 1934 Act.

(ii)

the Company would be irreparably injured in the event of a breach of any of the Optionee’s obligations under Section 5(a), monetary damages would not be an adequate remedy for any such breach and the Company shall be entitled to injunctive relief, in addition to any other remedies that it may have, in the event of any such breach.

(b)

Recovery of Award Upon Violation of Covenants.  In the event that the Committee determines that the Optionee has violated any of the covenants contained in Section 5(a), then:

(i)

all of the Optionee’s unexercised Options shall terminate immediately;

(ii)

to the extent that the Optionee holds shares of Common Stock acquired upon exercise of any vested Option, the Optionee upon notice from the Company of the Optionee’s obligations under this Section 5(b)(ii), shall, at the option of the Company, either: (1) immediately deliver to the Company an amount in cash equal to the then-Fair Market Value of such Common Stock less the aggregate exercise price paid by or on behalf of the Optionee with respect to such exercised shares, or (2) sell such Common Stock to the Company for an amount equal to the aggregate exercise price paid by or on behalf of the Optionee with respect to such exercised shares; and

(iii)

to the extent that the Optionee has disposed of shares of Common Stock acquired upon exercise of any vested Option, the Optionee upon notice from the Company of the Optionee’s obligations under this Section 5(b)(iii), shall immediately pay the Company an amount equal to the amount realized by the Optionee upon the disposition of such Common Stock or, if the disposition was not an arm’s-length transaction with an unrelated party, an amount equal to the then-Fair Market Value of such Common Stock less the aggregate exercise price paid by or on behalf of the Optionee with respect to such exercised shares.

The notice described in subsections (ii) and (iii) above may be given at any time within twelve months after the expiration of the applicable covenant period under Section 5(a).

6.

Nontransferability of Option.  Except as provided in Section 4, this Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process on the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately become null and void.

7.

Payment of Purchase Price.  The purchase price of the shares of Common Stock as to which the Option is exercised shall be paid in full at the time of exercise, as hereinafter provided.  The purchase price may be paid with (i) Common Stock of the Company already owned by, and in the possession of, the Optionee, or (ii) any combination of U.S. dollars or Common Stock of the Company.  Anything herein to the contrary notwithstanding, any required withholding tax shall be paid by the Optionee in full in U.S. dollars at the time of exercise of the Option.  Payments in U.S. dollars may be made by wire transfer, certified or bank check, or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not deliver certificates representing any Option Shares purchased until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.  Shares of Common Stock of the Company used to satisfy the grant price of the Option shall be valued at the Fair Market Value on the date of exercise (as defined in the Plan).  The Optionee shall not have any of the rights of a shareholder with respect to the Option Shares until the Option Shares have been issued after the due exercise of the Option.  Payment may also be made, in the discretion of the Company, by the delivery (including, without limitation, by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the grant price.

8.

Exercise of Option. Subject to the terms and conditions set forth herein, the Option may be exercised by written notice to the Company pursuant to Section 14.1 hereof.  Such notice shall state the election to exercise the Option and the number of Option Shares with respect to which it is being exercised, and shall be signed by the person or persons so exercising the Option.  Such notice may also contain such investment representations as the Company may from time to time require.  Such notice shall be accompanied by payment of the full purchase price of the Option Shares, and the Company shall issue a certificate or certificates evidencing the Option Shares as soon as practicable after the notice is received (subject to receipt of good and available funds as provided in Section 7 above).  Payment of the purchase price shall be made in U.S. dollars, by delivery of securities of the Company, or by a combination of U.S. dollars and securities, as provided in Section 7 above.  The certificate or certificates evidencing the Option Shares shall be registered in the name of the person or persons so exercising the Option.  In the event the Option is being exercised by any person or persons other than the Optionee as provided in Section 4.2 above, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.  Notwithstanding the foregoing, the obligation of the Company to sell and deliver shares of Common Stock with respect to the Option granted hereunder shall be subject to, as deemed necessary or appropriate by counsel for the Company, and the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of the Option and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to the Option unless and until the Committee determines that such issuance complies with (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and (ii) the condition that such shares shall have been duly listed on such stock exchanges as the Common Stock is then listed.

9.

Transfer of Option Shares.  Anything in these Terms to the contrary notwithstanding, the Optionee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act is available thereunder, and (ii) the Optionee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

10.

Anti-Dilution Provisions.  In the event of a stock dividend, subdivision, combination or reclassification of shares, or any other change in the corporate structure or shares of the Company, the number of Option Shares covered by any unexercised portion of the Option and the related purchase price per share shall be adjusted proportionately; provided, however, that upon the dissolution or liquidation of the Company, or upon any merger, consolidation or other form of reorganization, the Option may be terminated and be of no further effect.

11.

Company Representations.  The Company hereby represents and warrants to the Optionee that:

(a)

the Company, by appropriate and all required action, is duly authorized to enter into these Terms and consummate all of the transactions contemplated hereunder; and

(b)

the Option Shares, when issued and delivered by the Company to the Optionee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

12.

Optionee Representations.  The Optionee hereby represents and warrants to the Company that:

(a)

The Company has made available to the Optionee a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the 1934 Act within the last twelve (12) months and all reports issued by the Company to its stockholders during such period;

(b)

The Optionee must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the 1933 Act or an exemption therefrom is available thereunder;

(c)

The Optionee has had both the opportunity to ask questions of and receive answers from the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(d)

The Optionee is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

(e)

The Optionee is aware that nothing in these Terms shall confer upon the Optionee any right to continue in the employ or as a director or agent of the Company or shall affect the right of the Company to terminate the employment or relationship of the Optionee with the Company.

13.

Amendments to Plan; Conflicts.  No amendment or modification of the Plan shall be construed as to terminate the Option granted under these Terms.  In the event of a conflict between the provisions of the Plan and the provisions of these Terms, the provisions of the Plan shall in all respects be controlling.

14.

Miscellaneous.

14.1

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address stated below:

If to Company:

Par Pharmaceutical Companies, Inc.

300 Tice Boulevard

Woodcliff Lake, NJ  07677

If to Optionee:

Address of Optionee on file with the Company.

14.2

Waiver.  The waiver by any party hereto of a breach of any provision of these Terms shall not operate or be construed as a waiver of any other or subsequent breach.

14.3

Entire Agreement.  The Plan is incorporated herein by reference.  The Plan, these Terms and the Certificate constitute the entire agreement between the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and Optionee.

14.4

Binding Effect; Successors.  These Terms and the Certificate shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.  Nothing in these Terms or the Certificate, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives, any rights, remedies, obligations or liabilities.

14.5

Governing Law.  These Terms shall be governed by and construed in accordance with the laws of the State of Delaware.

14.6

Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning of or interpretation of any of the terms or provisions of these Terms.

IN WITNESS WHEREOF, the parties hereunto set their hands as of the date the Certificate is accepted on the website of Smith Barney.

PAR PHARMACEUTICAL COMPANIES, INC.

Thomas J. Haughey

Executive Vice President and General Counsel

OPTIONEE

(Acceptance designated electronically

at the website of Smith Barney)